Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated effective November 8, 2023 is by and among Kathryn Boyd (the “Indemnitee”); TLSS-STI, Inc., a Delaware corporation (“Buyer”); and Severance Trucking Co., Inc., a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation (each an “Indemnitor”, and collectively, the “Indemnitors”).

WHEREAS, Indemnitee was a trustee of a certain retirement plan established and maintained for the benefit of the employees of certain of the Indemnitors (the “Plan”);

WHEREAS, as a trustee of the Plan, Indemnitee had certain obligations and responsibilities including under the Employee Retirement Income Security Act of 1974 (“ERISA”);

WHEREAS, effective February 1, 2023 (the “Closing Date”), Buyer purchased all of the issued and outstanding equity of the Indemnitors (the “Company Sale”);

WHEREAS, following the Company Sale, Buyer, Sebastian Giordano (the “Successor Trustee”), and certain employees and affiliates of Buyer had, and continue to have, sole control over the operations of the Plan, including but not limited to contributions, deposits, investments, and all related administrative activities;

WHEREAS, Successor Trustee is the current trustee of the Plan following the resignation and removal of Indemnitee; and

WHEREAS, in order to provide protection for certain actions occurring following the Company Sale but prior to Indemnitee’s resignation and removal from the Plan, the Buyer and the Indemnitors wish to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee as set forth in this Agreement, and coverage under any applicable insurance policies, to the extent such insurance is maintained for the coverage of Indemnitee under Buyer or an Indemnitor’s insurance policies.

NOW, THEREFORE in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Claim” means:

(a) any threatened, pending, or completed action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative, or other, and whether made pursuant to federal, state, or other law; or

(b) any inquiry, hearing, or investigation that Indemnitee determines might lead to the institution of any such action, suit, proceeding, or alternative dispute resolution mechanism.

“Expense Advance” means any payment of Expenses advanced to Indemnitee by the Indemnitor Group.

“Expenses” means any and all reasonable expenses, including reasonable attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing, and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim. Expenses also shall include (a) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent and (b) Expenses incurred by Indemnitee in connection with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

“Indemnifiable Event” means any event or occurrence, whether occurring before, on, or after the date of this Agreement, related to (a) Indemnitee serving as a trustee, fiduciary, representative, or agent of the Plan following the Closing Date; (b) the failure to pay over contributions into the Plan after the Closing Date; or (c) by reason of an action or inaction by Successor Trustee, Buyer, any Indemnitor, or any of their officers, directors, employees, agents, or affiliates in any capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement) with respect to the Plan. For clarification, an Indemnifiable Event shall not include any Claim arising solely from any act or omission of Indemnitee before the Closing Date.

“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal, or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other charges paid or payable in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim.

2. Indemnification. Buyer and the Indemnitors (the “Indemnitor Group”) shall indemnify and hold harmless Indemnitee against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including without limitation Claims brought by or in the right of the Indemnitor Group, Claims brought by third parties, and Claims in which Indemnitee is solely a witness, to the fullest extent permitted by the laws of the applicable state or tribunal where a Claim has been threatened or initiated.

3. Hold Harmless. The Indemnitor Group expressly waives and releases any and all Claims, now known or hereafter known, against the Indemnitee on account of any Indemnifiable Event and covenant not to make or bring any such Claim against Indemnitee, and forever release and discharge Indemnitee from liability under such Claims.

4. Advancement of Expenses. Indemnitee shall have the right to advancement by the Indemnitor Group, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Without limiting the generality or effect of the foregoing, within three (3) business days after any written request by Indemnitee, the Indemnitor Group shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Indemnitor Group shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with (a) any action or proceeding by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Indemnitor Group under any provision of this Agreement or under any other agreement now or hereafter in effect relating to Indemnifiable Events or (b) seeking recovery under any insurance policies maintained by any Indemnitor or Buyer.

6. Notification and Defense of Claims.

(a) Notification of Claims. Indemnitee shall notify the Successor Trustee in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Successor Trustee hereunder shall not relieve the Indemnitor Group from any liability hereunder. To the extent insurance coverage is available, upon notification of any Claim, the Indemnitor Group shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies and shall thereafter take all necessary or desirable action to cause it to pay, on behalf of the applicable Indemnitor, all amounts payable as a result of such Claims in accordance with the terms of such policies. The Indemnitor Group shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between such Indemnitor or Buyer, as the case may be, and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Indemnitor or Buyer.

(b) Defense of Claims. The Indemnitor Group shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense. Indemnitee shall have the right to employ her own legal counsel in such Claim and all Expenses related to such counsel shall be borne by the Indemnitor Group.

7. Indemnification as a Witness. To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law.

8. Standard of Conduct. The Indemnitor Group has determined that Indemnitee has met the applicable standard of conduct required for the Indemnitor Group to provide the indemnification set forth herein. To the extent that the Indemnitor Group is required by law to make any further standard of conduct determinations with respect to any Claim, the Indemnitor Group and any person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct required for the Indemnitor Group to provide the indemnification set forth herein and is entitled to indemnification. In all circumstances, the Indemnitor Group shall have the burden of proof to establish that Indemnitee is not so entitled to the indemnification provided herein. Any standard of conduct determination that is adverse to Indemnitee may be challenged by Indemnitee. No determination by the Indemnitor Group (including by its directors or any independent counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Indemnitor Group hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent, or employee of the Indemnitor Group shall not be imputed to Indemnitee for purposes of determining any applicable standard of conduct or the right to indemnity hereunder. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

9. Duration. All agreements and obligations of the Indemnitor Group contained herein shall continue (a) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (b) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret their rights under this Agreement, even if, in either case, Indemnitee may have ceased to serve in such capacity at the time of any such Claim or proceeding.

10. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under any other agreement, applicable law, or otherwise (each, an “Other Indemnity Provision”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. In cases of conflict between this Agreement and any Other Indemnity Provision, the terms providing the greater amount of indemnification for the Indemnitee shall control.

11. Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of any of the Indemnitor Group), assigns, spouses, heirs, and personal and legal representatives. The Indemnitor Group shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part of the business and/or assets of an Indemnitor or Buyer, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnitor or Buyer would be required to perform if no such succession had taken place.

13. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void, or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by electronic mail with confirmation of delivery receipt activated, hand delivered, or mailed, by postage prepaid, certified, or registered mail:

(a) if to Indemnitee, to the address set forth on the signature page hereto.

(b) if to any Indemnitor, the Indemnitor Group or the Successor Trustee, to:

TLSS-STI, Inc.	With a copy to:
c/o Sebastian Giordano	Robert A. Feingold, Esq.
500 Military Trail, Suite 22-357	robert@rafeingoldlaw.com
Jupiter, FL 33458
Sebastian.Giordano@tlss-inc.com

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery if sent by electronic mail, the date of delivery if sent by hand delivery or on the third business day after mailing.

15. Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its principles of conflicts of laws. The Indemnitor Group and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a state or federal court in the Commonwealth of Massachusetts (the “Massachusetts Venue”), (b) consent to submit to the exclusive jurisdiction of a court within the Massachusetts Venue for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that a court lacks venue or that any such action or proceeding brought in a court within the Massachusetts Venue has been brought in an improper or inconvenient forum.

16. Headings; Section References. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof. Except as otherwise indicated, section references herein refer to sections of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INDEMNITOR GROUP

TLSS-STI, INC., a Delaware corporation

By:
Sebastian Giordano, CEO

SEVERANCE TRUCKING CO., INC., a Massachusetts
corporation

By:
Sebastian Giordano, CEO

SEVERANCE WAREHOUSING, INC., a Massachusetts corporation

By:
Sebastian Giordano, CEO

MCGRATH TRAILER LEASING, INC., a Maine corporation

By:
Sebastian Giordano, CEO

INDEMNITEE

Kathryn Boyd